UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 19, 2010 (May 19, 2010)
DYNAMEX INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21057	86-0712225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5429 LBJ Freeway, Suite 1000
Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(214) 560-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On May 19, 2010, Dynamex Inc. announced the hiring of Maynard Skarka to serve as Chief Operating Officer. Skarka, age 59, most recently was President of MFS Consulting Group. Skarka comes to Dynamex Inc. with more than 30 years of transportation and logistics experience with over 27 years with Yellow Transportation. Throughout his career, he has assumed roles of ever increasing responsibility in the areas of operations and sales along with high level executive leadership positions. In addition, Skarka has considerable experience in operations planning and analysis as well as labor management. Skarka also has an excellent track record and working experience with the service quality aspect of the transportation business.
Item 9.01 Financial Statements and Exhibits
99.1	Press release of Dynamex Inc. dated May 19, 2010 announcing the appointment of Maynard Skarka as Chief Operating Officer.

99.2	Dynamex Inc. Employment Agreement dated May 13, 2010 to Maynard F. Skarka..

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMEX INC.
Dated: May 19, 2010	By:	/s/ Ray E. Schmitz
Ray E. Schmitz
Executive Vice President and Chief Financial Officer